Exhibit 99.1

FOR IMMEDIATE RELEASE

Datalink Announces Intent to Purchase Strategic Technologies

Acquisition Will Expand Market Share in North Carolina, Florida and the Mid-Atlantic

EDEN PRAIRIE, Minn., October 2, 2012 — Datalink (NASDAQ: DTLK), a leading provider of data center infrastructure and services, today announced a definitive agreement to acquire substantially all of the assets, and liabilities, of Cary, North Carolina-based Strategic Technologies, Inc. (“StraTech”). StraTech is an IT services and solutions firm that shares Datalink’s focus on optimizing enterprise data centers and IT infrastructure through a common product and services portfolio designed to help customers increase business agility.

The acquisition will be Datalink’s second in the last 12 months following the purchase of Minneapolis-based data center IT services firm Midwave Corporation in October 2011. Both transactions are part of Datalink’s ongoing objective to accelerate business growth through both organic and acquisition strategies.

The transaction has been approved by the boards of directors of both Datalink and StraTech, as well as StraTech’s sole stockholder and is expected close on or about October 4, 2012 upon satisfaction of certain closing conditions.

Conference Call and Webcast

Datalink will hold a conference call once the transaction closes, which is anticipated to be on October 4, 2012.  Conference call details will be provided once the actual closing date is known.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including regarding a pending acquisition and the financial impact of that acquisition, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate”, “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2011, including, but not limited to: the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.

Other Datalink Contact Information:
Media & Alliances:	Investors & Analysts:
Suzanne Gallagher	Greg Barnum
SVP of Marketing	Vice President and CFO
Tel: 720-259-1365	Tel: 952-279-4816
Email: sgallagher@datalink.com	Email: gbarnum@datalink.com

###